EXHIBIT 99.2
Second Quarter 2006
Supplemental Financial Data
The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its annual report on Form 10-K dated December 31, 2005, as amended; future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the Company’s ability to obtain financing or self-fund the development or acquisition of additional multifamily rental and for-sale housing; the uncertainties associated with the Company’s current and planned future real estate development, including actual costs exceeding the Company’s budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; uncertainties associated with the Company’s condominium conversion and for-sale housing business; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with environmental and other regulatory matters, including the Americans with Disabilities Act and the Fair Housing Act; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission and uncertainties of litigation; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the company’s annual report on Form 10-K, as amended, dated December 31, 2005 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K, as amended, under the caption “Risk Factors” are specifically incorporated by reference into this document.

Post Properties, Inc.
Consolidated Statements of Operations
(In thousands, except per share or unit data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues
Rental	$71,607	$66,891	$141,679	$132,746
Other property revenues	4,604	4,093	8,659	7,653
Other	85	61	151	132

Total revenues	76,296	71,045	150,489	140,531

Expenses
Property operating and maintenance (exclusive of items shown separately below)	34,554	32,754	68,631	65,346
Depreciation	17,031	18,247	33,706	36,612
General and administrative (1)	4,632	4,558	9,058	8,949
Investment, development and other (2)	1,617	984	3,168	2,404

Total expenses	57,834	56,543	114,563	113,311

Operating Income	18,462	14,502	35,926	27,220

Interest income	118	189	238	354
Interest expense	(13,560)	(14,612)	(27,266)	(29,609)
Amortization of deferred financing costs	(834)	(1,029)	(1,769)	(2,717)
Gains (losses) on sales of condominiums, net (3)	8,569	(160)	8,411	(269)
Equity in income of unconsolidated real estate entities	411	553	724	701
Other income (4)	270	—	1,694	5,267
Minority interest in consolidated property partnerships	(63)	64	(92)	178
Minority interest of common unitholders	(247)	138	(310)	154

Income (loss) from continuing operations	13,126	(355)	17,556	1,279

Discontinued operations (5)
Income from discontinued operations, net of minority interest	867	1,176	847	3,880
Gains (losses) on sales of real estate assets, net of minority interest and provision for income taxes	(10)	58,918	382	59,258
Loss on early extinguishment of indebtedness, net of minority interest (6)	—	(1,296)	—	(1,296)

Income from discontinued operations	857	58,798	1,229	61,842

Net income	13,983	58,443	18,785	63,121
Dividends to preferred shareholders	(1,909)	(1,909)	(3,819)	(3,819)

Net income available to common shareholders	$12,074	$56,534	$14,966	$59,302

Per common share data — Basic (7)
Income (loss) from continuing operations (net of preferred dividends)	$0.26	$(0.06)	$0.32	$(0.06)
Income from discontinued operations	0.02	1.47	0.03	1.54

Net income available to common shareholders	$0.28	$1.42	$0.35	$1.48

Weighted average common shares outstanding – basic	42,817	39,930	42,351	40,048

Per common share data — Diluted (7)
Income (loss) from continuing operations (net of preferred dividends)	$0.26	$(0.06)	$0.32	$(0.06)
Income from discontinued operations	0.02	1.47	0.03	1.54

Net income available to common shareholders	$0.28	$1.42	$0.35	$1.48

Weighted average common shares outstanding – diluted	43,518	39,930	43,089	40,048

Dividends declared	$0.45	$0.45	$0.90	$0.90

Post Properties, Inc.
Notes to Consolidated
Statements of Operations
(In thousands, except per share or unit data)

(1)	Beginning in the fourth quarter of 2005, the Company reclassified certain expenses previously reported as general and administrative expenses to property operating and maintenance expenses and investment, development and other expenses on the accompanying statements of operations. Prior period amounts have been reclassified to conform to this presentation. The reclassified expenses primarily included certain investment group functions and long-term, stock-based compensation and benefits expenses associated with property management and investment and development group activities.

(2)	Investment, development and other expenses for the three and six months ended June 30, 2006 and 2005 include investment group expenses, development personnel and associated costs not allocable to current development projects.

(3)	In the three and six months ended June 30, 2006, income from continuing operations included net gains from condominium sales activities at condominium conversion projects representing portions of existing communities. In addition, condominium gains are net of certain expensed sales and marketing costs associated with new condominium communities under development totaling $167 and $160 for the three months and $289 and $269 for the six months ended June 30, 2006 and 2005, respectively. Net gains from condominium sales activities at other consolidated community conversion projects are included in discontinued operations under generally accepted accounting principles (see (5) below). A summary of revenues and costs and expenses of condominium activities included in continuing operations for the three and six months ended June 30, 2006 and 2005 was as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Condominium revenues	$18,463	$—	$18,463	$—
Condominium costs and expenses	(9,894)	(160)	(10,052)	(269)

Gains (losses) on sales of condominium, net	$8,569	$(160)	$8,411	$(269)

(4)	In the three months ended March 31, 2006, one of the Company’s derivative financial instruments, previously accounted for as a cash flow hedge, became ineffective under generally accepted accounting principles. As a result, the net increase in the market value of this derivative prior to its termination in April 2006 totaling $233 and $1,655, respectively, in the three and six months ended June 30, 2006 was recognized in the consolidated statements of operations as other income. In April 2006, the Company terminated the ineffective derivative instrument and entered into a new cash flow hedge which is expected to eliminate the future income statement volatility of the instrument. In the six months ended June 30, 2005, the Company sold its investment in Rent.com, a privately-held internet leasing company, and recognized a gain of $5,267.

(5)	Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the three and six months ended June 30, 2006, income from discontinued operations included the operating results of one apartment community, containing 696 units, and one condominium conversion community classified as held for sale at June 30, 2006. For the three and six months ended June 30, 2005, income from discontinued operations included the operating results of one apartment community and one condominium conversion community classified as held for sale at June 30, 2006, six communities sold in 2005 and one condominium conversion community through its sell-out date in 2005.

The operating revenues and expenses of these communities for the three and six months ended June 30, 2006 and 2005 were as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues
Rental	$1,932	$6,708	$3,866	$15,564
Other property revenues	252	649	469	1,502

Total revenues	2,184	7,357	4,335	17,066

Expenses
Property operating and maintenance (exclusive of items shown separately below)	694	3,519	1,469	7,452
Depreciation	—	1,166	781	2,334
Interest	604	1,426	1,219	3,151
Minority interest in consolidated property partnerships	—	—	—	14

Total expenses	1,298	6,111	3,469	12,951

Income from discontinued operations before minority interest	886	1,246	866	4,115
Minority interest	(19)	(70)	(19)	(235)

Income from discontinued operations	$867	$1,176	$847	$3,880

For the three and six months ended June 30, 2006 and 2005, gains on sales of real estate assets included in discontinued operations represent net gains from condominium sales at two condominium conversion communities. A summary of revenues and costs and expenses of condominium activities included in discontinued operations for the three and six months ended June 30, 2006 and 2005 was as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Condominium revenues	$3,522	$34,600	$6,518	$38,106
Condominium costs and expenses	(3,532)	(21,447)	(6,127)	(24,594)

Gains (losses) on condominium sales, before minority interest and income taxes	(10)	13,153	391	13,512
Minority interest	—	(728)	(9)	(748)
Provision for income taxes	—	(383)	—	(383)

Gains (losses) on condominium sales, net of minority interest and income taxes	$(10)	$12,042	$382	$12,381

For the three and six months ended June 30, 2005, the Company recognized net gains in discontinued operations of $49,710 ($46,876 net of minority interest) from the sale of five communities, containing 1,309 units. The sales generated net proceeds of approximately $97,900, including $34,060 of tax-exempt secured indebtedness assumed by the purchasers.

(6)	For the three and six months ended June 30, 2005, the loss on early extinguishment of indebtedness includes the write-off of unamortized deferred costs of $966 ($911, net of minority interest) relating to tax-exempt indebtedness assumed in connection with the sale of two properties in May 2005, plus a loss of $408 ($385, net of minority interest) in connection with the termination of related interest rate cap agreements that were used as cash flow hedges of the assumed debt.

(7)	Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of June 30, 2006, there were 43,919 units of the Operating Partnership outstanding, of which 43,205, or 98.4%, were owned by the Company. For the three and six months ended June 30, 2005, the potential dilution from the Company’s outstanding stock options and awards of 250 and 236, respectively, was antidilutive to the continuing operations per share calculation. As such, these amounts were excluded from weighted average shares and units and the income (loss) per share calculations for the three and six months ended June 30, 2005.

Post Properties, Inc.
Calculation of Funds from Operations
and Adjusted Funds From Operations Available
to Common Shareholders and Unitholders
(In thousands, except per share or unit data)
(Unaudited)
A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Net income available to common shareholders	$12,074	$56,534	$14,966	$59,302
Minority interest of common unitholders – continuing operations	247	(138)	310	(154)
Minority interest in discontinued operations (1)	19	3,554	28	3,737
Depreciation on wholly-owned real estate assets, net (2)	16,423	18,636	33,256	37,385
Depreciation on real estate assets held in unconsolidated entities	226	224	451	521
Gains on sales of real estate assets, net of provision for income taxes	(8,559)	(62,320)	(8,802)	(62,570)
Incremental gains on condominium sales, net of provision for income taxes (3)	1,809	5,811	2,052	6,061
Gains on sales of real estate assets – unconsolidated entities	(48)	(201)	(73)	(201)
Incremental gains (losses) on condominium sales – unconsolidated entities (3)	(43)	35	(91)	35

Funds from operations available to common shareholders and unitholders, as defined (A)	22,148	22,135	42,097	44,116
Gain on sale of technology investment	—	—	—	(5,267)
Loss on early extinguishment of indebtedness associated with property sales	—	1,374	—	1,374

Funds from operations available to common shareholders and unitholders, excluding certain items and charges (B)	$22,148	$23,509	$42,097	$40,223

Funds from operations available to common shareholders and unitholders, as defined	$22,148	$22,135	$42,097	$44,116
Annually recurring capital expenditures	(3,860)	(2,864)	(5,914)	(4,822)
Periodically recurring capital expenditures	(1,599)	(1,127)	(2,322)	(2,029)
Straight-line adjustment for ground lease expenses	310	314	619	631

Adjusted funds from operations available to common shareholders and unitholders (4) (C)	16,999	18,458	34,480	37,896
Gain on sale of technology investment	—	—	—	(5,267)
Loss on early extinguishment of indebtedness associated with property sales	—	1,374	—	1,374

Adjusted funds from operations available to common shareholders and unitholders, excluding certain items and charges (4) (D)	$16,999	$19,832	$34,480	$34,003

Per Common Share Data – Basic
Funds from operations per share or unit, as defined (A÷F)	$0.51	$0.52	$0.97	$1.04
Adjusted funds from operations per share or unit (4) (C÷F)	$0.39	$0.44	$0.80	$0.89
Funds from operations per share or unit, excluding certain items and charges (B÷F)	$0.51	$0.56	$0.97	$0.95
Adjusted funds from operations per share or unit, excluding certain items and charges (4) (D÷F)	$0.39	$0.47	$0.80	$0.80
Dividends declared (E)	$0.45	$0.45	$0.90	$0.90
Weighted average shares outstanding	42,817	39,930	42,351	40,048
Weighted average shares and units outstanding (F)	43,687	42,325	43,313	42,469

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Per Common Share Data – Diluted
Funds from operations per share or unit, as defined (A÷G)	$0.50	$0.52	$0.96	$1.03
Adjusted funds from operations per share or unit (4) (C÷G)	$0.38	$0.43	$0.78	$0.89
Funds from operations per share or unit, excluding certain items and charges (B÷G)	$0.50	$0.55	$0.96	$0.94
Adjusted funds from operations per share or unit, excluding certain items and charges (4) (D÷G)	$0.38	$0.47	$0.78	$0.80
Dividends declared (E)	$0.45	$0.45	$0.90	$0.90
Weighted average shares outstanding (5)	43,518	40,180	43,089	40,284
Weighted average shares and units outstanding (5) (G)	44,389	42,575	44,051	42,705

(1)	Represents the minority interest in earnings and gains on sales of real estate assets reported as discontinued operations for the periods presented.

(2)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3)	The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary. See page 17 for further detail.

(4)	Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $487 and $278 for the three months and $983 and $978 for the six months ended June 30, 2006 and 2005, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(5)	Diluted weighted average shares and units include 250 and 236 shares and units, respectively, for the three and six months ended June 30, 2005 that were antidilutive to the income (loss) per share computations under generally accepted accounting principles.

Post Properties, Inc.
Same Store Results
(In thousands, except per share or unit data)
(Unaudited)
Same Store Results
The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold, under rehabilitation and classified as held for sale. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 51 communities containing 18,787 apartment units which were fully stabilized as of January 1, 2005, is summarized as follows:

	Three months ended			Six months ended
	June 30,			June 30,
	2006	2005	% Change	2006	2005	% Change
Rental and other revenues	$64,893	$61,284	5.9%	$128,233	$121,484	5.6%
Property operating and maintenance expenses (excluding depreciation and amortization)	24,829	23,592	5.2%	49,126	47,359	3.7%

Same store net operating income	$40,064	$37,692	6.3%	$79,107	$74,125	6.7%

Capital expenditures (1)
Annually recurring:
Carpet	$966	$723	33.6%	$1,676	$1,311	27.8%
Other	2,402	1,512	58.9%	3,647	2,413	51.1%

Total annually recurring	3,368	2,235	50.7%	5,323	3,724	42.9%
Periodically recurring	859	605	42.0%	1,272	1,086	17.1%

Total capital expenditures (A)	$4,227	$2,840	48.8%	$6,595	$4,810	37.1%

Total capital expenditures per unit (A ÷ 18,787 units)	$225	$151	49.0%	$351	$256	37.1%

Average monthly rental rate per unit (2)	$1,131	$1,087	4.0%	$1,121	$1,083	3.5%

(1)	See Table 3 on page 29 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. Beginning in the fourth quarter of 2005, the Company adjusted its stated market rents at the majority of its communities to be more reflective of current market conditions. The impact of this change is estimated to have reduced the average monthly rental rate per unit by less than 1% for the three and six months ended June 30, 2006.

Same Store Operating Results by Market –
Comparison of 2006 to 2005
(Increase (decrease) from same period in prior year)

	Three months ended				Six months ended
	June 30, 2006				June 30, 2006
				Average				Average
				Economic				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	3.5%	7.2%	1.3%	1.4%	3.3%	4.3%	2.6%	1.4%
Dallas	5.3%	6.7%	4.1%	0.4%	5.2%	5.6%	5.0%	0.5%
Tampa	9.6%	0.2%	16.0%	1.2%	9.0%	(0.3)%	15.2%	1.4%
Washington, DC	6.6%	2.5%	8.8%	0.1%	5.9%	1.4%	8.4%	—
Charlotte	7.8%	13.4%	5.2%	0.1%	8.5%	7.8%	8.8%	1.8%
Houston	13.7%	(0.4)%	31.3%	8.4%	11.3%	0.5%	23.9%	7.4%
New York	9.8%	(3.2)%	15.5%	0.9%	9.6%	7.4%	10.7%	1.0%
Orlando	11.0%	6.5%	14.2%	(3.6)%	10.4%	0.9%	18.0%	(0.9)%

Total	5.9%	5.2%	6.3%	1.3%	5.6%	3.7%	6.7%	1.3%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.
Same Store Occupancy by Market

			Average Economic		Average Economic
		% of NOI	Occupancy (1)		Occupancy (1)		Physical
		Three months ended	Three months ended		Six months ended		Occupancy
	Apartment	June 30,	June 30,		June 30,		at June 30,
Market	Units	2006	2006	2005	2006	2005	2006 (2)
Atlanta	9,110	42.8%	94.2%	92.8%	94.1%	92.7%	94.9%
Dallas	3,607	15.3%	94.0%	93.6%	93.8%	93.3%	94.7%
Tampa	1,883	10.9%	97.4%	96.2%	98.3%	96.9%	96.5%
Washington, DC	1,703	13.9%	97.7%	97.6%	97.3%	97.3%	97.9%
Charlotte	1,065	6.0%	96.6%	96.5%	96.3%	94.5%	96.7%
Houston	837	3.5%	94.7%	86.3%	95.2%	87.8%	94.7%
New York	337	6.1%	96.5%	95.6%	96.4%	95.4%	95.8%
Orlando	245	1.5%	96.0%	99.6%	97.5%	98.4%	96.3%

Total	18,787	100.0%	95.3%	94.0%	95.2%	93.9%	95.4%

(1)	The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts would have been 94.5% and 93.0% for the three months ended June 30, 2006 and 2005, respectively, and 94.5% and 92.9% for the six months ended June 30, 2006 and 2005, respectively. For the three months ended June 30, 2006 and 2005, net concessions were $324 and $496, respectively, and employee discounts were $177 and $143, respectively. For the six months ended June 30, 2006 and 2005, net concessions were $611 and $952, respectively, and employee discounts were $348 and $287, respectively. Beginning in the fourth quarter of 2005, the Company adjusted its stated market rents at the majority of its communities to be more reflective of current market conditions. The impact of this change is estimated to have increased the computed average economic occupancy amounts by less than 1% for the three and six months ended June 30, 2006.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

\

Same Store Sequential Comparison

	Three months ended	Three months ended
	June 30, 2006	March 31, 2006	% Change
Rental and other revenues	$64,893	$63,339	2.5%
Property operating and maintenance expenses (excluding depreciation and amortization)	24,829	24,296	2.2%

Same store net operating income (1)	$40,064	$39,043	2.6%

Average economic occupancy	95.3%	95.2%	0.1%

Average monthly rental rate per unit	$1,131	$1,111	1.8%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.
Sequential Same Store Operating Results by Market –
Comparison of Second Quarter of 2006 to First Quarter 2006
(Increase (decrease) between periods)

				Average
				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	2.4%	5.5%	0.6%	0.2%
Dallas	2.8%	1.4%	4.0%	0.4%
Tampa	1.2%	1.3%	1.1%	(1.7)%
Washington, DC	3.3%	0.4%	4.9%	0.7%
Charlotte	3.3%	8.6%	0.8%	0.6%
Houston	1.8%	2.2%	1.5%	(1.0)%
New York	2.5%	(21.5)%	15.4%	0.2%
Orlando	(0.3)%	(3.4)%	1.9%	(3.0)%

Total	2.5%	2.2%	2.6%	0.1%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.

Post Properties, Inc.
Consolidated Balance Sheets
(In thousands, except per share or unit data)

	June 30,	December 31,
	2006	2005
	(Unaudited)
Assets
Real estate assets
Land	$266,323	$266,914
Building and improvements	1,747,290	1,789,479
Furniture, fixtures and equipment	203,421	207,497
Construction in progress	83,818	47,005
Land held for future development	113,146	62,511

	2,413,998	2,373,406
Less: accumulated depreciation	(532,340)	(516,954)
For-sale condominiums (1)	34,151	38,338
Assets held for sale, net of accumulated depreciation of $18,109 and $0 at June 30, 2006 and December 31, 2005, respectively (2)	88,347	4,591

Total real estate assets	2,004,156	1,899,381
Investments in and advances to unconsolidated real estate entities	20,185	26,614
Cash and cash equivalents	10,543	6,410
Restricted cash	5,005	4,599
Deferred charges, net	13,750	11,624
Other assets	37,685	32,826

Total assets	$2,091,324	$1,981,454

Liabilities and shareholders’ equity
Indebtedness	$1,054,804	$980,615
Accounts payable and accrued expenses	59,308	53,429
Dividend and distribution payable	19,764	19,257
Accrued interest payable	5,501	5,478
Security deposits and prepaid rents	10,983	9,857

Total liabilities	1,150,360	1,068,636

Minority interest of common unitholders in Operating Partnership	13,587	26,764
Minority interests in consolidated real estate entities	15,374	5,045

Total minority interests	28,961	31,809

Shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2 % Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900 shares issued and outstanding	9	9
7 5/8 % Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
43,205 and 41,394 shares issued, 43,205 and 41,394 shares outstanding at June 30, 2006 and December 31, 2005, respectively	432	414
Additional paid-in capital	854,106	803,765
Accumulated earnings	62,541	86,315
Accumulated other comprehensive income (loss)	(3,057)	(4,208)
Deferred compensation	—	(3,625)

	914,051	882,690
Less common stock in treasury, at cost, 52 and 44 shares at June 30, 2006 and December 31, 2005, respectively	(2,048)	(1,681)

Total shareholders’ equity	912,003	881,009

Total liabilities and shareholders’ equity	$2,091,324	$1,981,454

(1)	Consists of two communities, originally containing 349 units, being converted into for-sale condominiums through the Company’s taxable REIT subsidiaries.

(2)	Consists of one community, originally containing 127 units, reflected in discontinued operations, which is being converted into for-sale condominiums through the Company’s taxable REIT subsidiaries and one apartment community, containing 696 units, classified as held for sale during the first quarter of 2006.

Post Properties, Inc.
Consolidated Debt Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
Summary of Outstanding Debt at June 30, 2006

			Weighted Average Rate (1)
		Percentage	Three months ended June 30,
Type of Indebtedness	Balance	of Total	2006	2005
Unsecured fixed rate senior notes	$585,000	55.5%	6.4%	6.5%
Secured tax exempt variable rate notes (2)	28,495	2.7%	4.2%	3.3%
Secured conventional fixed rate notes	363,376	34.4%	6.3%	6.3%
Secured conventional variable rate note	40,000	3.8%	6.2%	—
Lines of credit	37,933	3.6%	5.5%	3.5%

	$1,054,804	100.0%	6.3%	5.8%

		Percentage	Weighted Average Maturity
	Balance	of Total Debt	Of Total Debt (3)
Total fixed rate debt	$948,376	89.9%	6.3
Total variable rate debt	106,428	10.1%	7.1

Total debt	$1,054,804	100.0%	6.4

Debt Maturities

			Weighted Average Rate
Aggregate debt maturities by year	Amount		on Debt Maturities (1)
Remainder of 2006	$28,904		7.4%
2007	158,193		6.4%
2008	44,557		6.2%
2009	75,901		5.5%
2010	226,200	(4)	7.3%
2011 and thereafter	521,049		5.8%

	$1,054,804

Debt Statistics

	Six months ended
	June 30,
	2006		2005
Interest coverage ratio (5)(6)	2.6	x	2.2	x
Fixed charge coverage ratio (5)(7)	2.3	x	1.9	x

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	41.5%		44.1%
Total debt and preferred equity as % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	45.2%		47.9%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended June 30, 2005 are based on the debt outstanding for that period.

(2)	The Company has an interest rate cap arrangement that limits the Company’s exposure to increases in the base rate to 5.00 percent.

(3)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.

(4)	Includes outstanding balances on lines of credit of $37,933 maturing in 2010.

(5)	Calculated for the six months ended June 30, 2006 and 2005.

(6)	Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 30.

(7)	Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 30.

(8)	A computation of the debt ratios is included in Table 5 on page 31.

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Financial Debt Covenants — Senior Unsecured Public Notes

	As of
Covenant requirement (1)	June 30, 2006
Consolidated Debt to Total Assets cannot exceed 60%	40%
Secured Debt to Total Assets cannot exceed 40%	16%
Total Unencumbered Assets to Unsecured Debt must be at least 1.50/1	3.03	x
Consolidated Income Available for Debt Service Charge must be at least 1.50/1	2.56	x

(1)	A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

	As of
	June 30, 2006
Ratio of Consolidated Debt to Total Assets

Consolidated debt, per balance sheet (A)	$1,054,804

Total assets, as defined (B) (Table A)	$2,628,023

Computed ratio (A÷B)	40%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Secured conventional fixed and variable rate notes	$403,376
Secured tax exempt variable rate notes	28,495

Total secured debt (C)	$431,871

Computed ratio (C÷B)	16%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,054,804
Total secured debt (C)	(431,871)

Total unsecured debt (D)	$622,933

Total unencumbered assets, as defined (E) (Table A)	$1,885,550

Computed ratio (E÷D)	3.03	x

Required minimum ratio	1.50	x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$148,502

Annual Debt Service Charge, as defined (G) (Table B)	$57,980

Computed ratio (F÷G) (2)	2.56	x

Required minimum ratio	1.50	x

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Table A
Calculation of Total Assets and Total Unencumbered Assets for Public
Debt Covenant Computations

As of
June 30, 2006
Total real estate assets	$2,004,156

Add:
Investments in unconsolidated real estate entities	20,185
Accumulated depreciation	532,340
Accumulated depreciation on assets held for sale	18,109
Other tangible assets	53,233

Total assets for public debt covenant computations	2,628,023
Less:
Encumbered real estate assets	(742,473)

Total unencumbered assets for public debt covenant computations	$1,885,550

Table B
Calculation of Consolidated Income Available for Debt Service and
Annual Debt Service Charge for Public Debt Covenant Computations (1)

Six months ended
June 30, 2006
Consolidated income available for debt service

Net income	$18,785
Add:
Minority interests	338

Income before minority interest and provision for income taxes	19,123

Add:
Depreciation	33,706
Depreciation (company share) of assets held in unconsolidated entities	451
Depreciation of discontinued operations	781
Amortization of deferred financing costs	1,769
Interest expense	27,266
Interest expense (company share) of assets held in unconsolidated entities	505
Interest expense of discontinued operations	1,219
Less:
Gains on sales of condominiums, net — continuing operations	(8,411)
Gains on sales of real estate assets — discontinued operations	(391)
Gains on sales of real estate assets — unconsolidated entities	(73)
Other income	(1,694)

Consolidated income available for debt service	$74,251

Consolidated income available for debt service (annualized)	$148,502

Annual debt service charge

Consolidated interest expense	$27,266
Interest expense (company share) of assets held in unconsolidated entities	505
Interest expense of discontinued operations	1,219

$28,990

Annual debt service charge (interest expense annualized)	$57,980

(1)	The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2006 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Post Properties, Inc.
Summary Of Communities Under Construction

							Estimated
			Estimated	Costs Incurred	Quarter of	Quarter of	Quarter of		Estimated	Units
		Number	Construction	as of	Construction	First Units	Stabilized	Units	Quarter	Under	Units
Community	Location	of Units	Cost	June 30, 2006	Start	Available	Occupancy (1)	Leased	Sell-out	Contract	Closed
			($ in millions)	($ in millions)
Apartments:
Post Carlyle™	Washington, D.C. Area	205	$56.5	$41.7	4Q 2004	4Q 2006	4Q 2007	—	N/A	N/A	N/A
Post Alexander™	Atlanta, GA	307	62.0	10.0	2Q 2006	1Q 2008	1Q 2009	—	N/A	N/A	N/A

Total Apartments		512	$118.5	$51.7				—

Weighted average projected property net operating income as a % of total estimated construction cost (3)		6.25% - 6.75%

Condominiums:
The Condominiums at Carlyle Square™ (2)	Washington, D.C. Area	145	$43.2	$28.3	4Q 2004	1Q 2007	N/A	N/A	4Q 2007	90	—
Mercer Square™	Dallas, TX	85	17.0	3.8	2Q 2006	3Q 2007	N/A	N/A	2Q 2008	—	—

Total Condominiums		230	$60.2	$32.1						90	—

Weighted average projected pre-tax profit as a % of total estimated construction cost (4)		> 20%

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)	The condominium component of the project, consisting of 145 units, is being developed in a majority owned joint venture with a Washington D.C. based developer. As of July 24, 2006, the Company has 90 units under contract for sale upon completion and delivery of the units. There can be no assurance that condominium units under contract will close.

(3)	The calculation represents the aggregate projected unlevered property net operating income to be earned by the apartment communities in their first year of stabilized operations (after deducting a 3% management fee and a $300 per unit capital reserve) divided by aggregate estimated construction costs of the apartment communities. The Company uses property net operating income as a management tool to measure the operating performance of its apartment communities.

(4)	The Company defines “pre-tax profit” to equal projected net revenues from condominium activities less projected costs and expenses from condominium activities before the impact of income tax expense.

Post Properties, Inc.
Summary Of Communities Under Rehabilitation
(Dollars in thousands, except per square foot)

					Average Monthly Rental		Property NOI	Property NOI
					Rate Per Sq. Ft. (1)		For the Fiscal	For the	Undepreciated	Projected	Number of Units
				Average	Actual	Projected	Year Preceding	Three Months	Book Value	Total	As of June 30, 2006
		Year	Total	Sq. Ft.	Prior to	After	The Start of	Ended	Prior to	Rehabilitation		Out
Project	Location	Completed	Units	Per Unit (1)	Rehabilitation	Rehabilitation	Rehabilitation	June 30, 2006	Rehabilitation	Capital Cost (2)	Completed	of Service
Post Chastain®	Atlanta, GA	1990	558	867	$1.09	$1.29	$3,693	$932	$48,133	$15,900	14	39
Post Worthington™	Dallas, TX	1993	332	819	$1.32	$1.58	$2,384	$371	41,139	9,500	26	80

			890						$89,272	$25,400	40	119

	Rehabilitation Cost Incurred in						Projected
	The Three Months Ended			Rehabilitation Capital Cost Incurred			Remaining
	June 30, 2006			As of June 30, 2006			Rehabilitation		Projected	Projected
	Revenue-	Non-Revenue-	Total	Revenue-	Non-Revenue-	Total	Capital Cost	Quarter of	Quarter of	Quarter of
	Generating	Generating	Capital	Generating	Generating	Capital	To be	Rehabilitation	Rehabilitation	Re-Stabilized
Project	Capital Cost	Capital Cost	Cost	Capital Cost	Capital Cost	Cost	Incurred	Start	Completion	Occupancy
Post Chastain®	$639	$—	$639	$741	$—	$741	$15,159	2Q 2006	2Q 2008	3Q 2008
Post Worthington™	1,333	183	1,516	2,096	183	2,279	7,221	1Q 2006	2Q 2007	3Q 2007

	$1,972	$183	$2,155	$2,837	$183	$3,020	$22,380

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2)	Includes approximately $2,600 of projected non-revenue generating capital costs.

Post Properties, Inc.
Summary Of Condominium Conversion Projects
(Dollars in thousands)

					# of Rental Units	Average				Units (4)
		Year	Sale	Total	Occupied as of	Unit	Project Transfer	Book Value as of					Available
Project	Location	Completed	Start Date	Units	June 30, 2006	Sq. Ft. (1)	Price (2)	June 30, 2006 (3)		Total	Closed	Under Contract	for Sale
588TM	Dallas, TX	2000	Q1 2005	127	—	1,470	$20,274	$824		127	124	1	2
The Peachtree ResidencesTM (5)	Atlanta, GA	2001	Q2 2005	121	—	1,340	30,190	4,746	(8)	121	79	12	30
Harbour Place City Homes™	Tampa, FL	1999	Q2 2006	206	35	1,036	37,000	11,612		206	70	10	126
RISETM	Houston, TX	2000	Q2 2006	143	79	1,407	26,250	22,539		143	7	7	129
Hyde Park WalkTM	Tampa, FL	1997	Q2 2005	134	—	890	16,755	—		134	134	—	—

								$39,721		731	414	30	287

	Three months ended			Three months ended			Six months ended			Six months ended			Cumulative through
	June 30, 2006			June 30, 2005			June 30, 2006			June 30, 2005			June 30, 2006
			FFO			FFO			FFO			FFO			FFO
		Gross	Incremental		Gross	Incremental		Gross	Incremental		Gross	Incremental		Gross	Incremental
	Units	Sales	Gain on	Units	Sales	Gain on	Units	Sales	Gain on	Units	Sales	Gain on	Units	Sales	Gain on
Project	Closed	Price	Sale (6)(7)	Closed	Price	Sale (6)(7)	Closed	Price	Sale (6)(7)	Closed	Price	Sale (6)(7)	Closed	Price	Sale (6)
588TM	8	$3,522	$(10)	35	$7,934	$823	20	$6,518	$391	53	$11,440	$1,182	123	$33,165	$3,619
The Peachtree Residences TM (5)	16	5,138	(43)	12	4,422	35	29	9,224	(91)	12	4,422	35	74	24,306	268
Harbour Place City Homes™	68	16,970	2,024	—	—	—	68	16,970	2,023	—	—	—	68	16,970	2,023
RISETM	7	1,493	(38)	—	—	—	7	1,493	(73)	—	—	—	7	1,493	(73)
Hyde Park WalkTM	—	—	—	128	26,666	5,531	—	—	—	128	26,666	5,531	134	29,338	6,177

	99	27,123	1,933	175	39,022	6,389	124	34,205	2,250	193	42,528	6,748	406	105,272	12,014
Other expenses	—	—	(167)	—	—	(160)	—	—	(289)	—	—	(269)	—	—	(820)

	99	$27,123	$1,766	175	$39,022	$6,229	124	$34,205	$1,961	193	$42,528	$6,479	406	$105,272	$11,194

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2)	Transfer price for purposes of computing incremental gains on condominium sales included in FFO reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3)	Including total estimated construction costs of ground-up condominiums being developed (see page 15) of approximately $60.2 million and book value of unsold condominium conversions above, committed capital to the condominium business at June 30, 2006 totaled approximately $99.9 million.

(4)	Unit status is as of July 24, 2006. There can be no assurance that condominium units under contract will close.

(5)	The Peachtree ResidencesTM is owned in an unconsolidated entity, where the Company’s equity ownership is 35%. Amounts shown, except for incremental gains on condominium sales included in FFO, represents gross amounts at the unconsolidated entity level.

(6)	The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the “transfer price” as described in note 2 above.

(7)	Excludes the impact of income tax expense attributable to gains on condominium sales of $0 for the three and six months ended June 30, 2006, respectively, and $383 for the three and six months ended June 30, 2005, respectively.

(8)	Represents the Company’s 35% equity investment in an unconsolidated entity.

Post Properties, Inc.
Community Acquisition and Disposition Summary

				Gross Amount	Gross
Property Name/Period	Location	Units	Year Built	Per Unit	Amount
Acquisitions

Q2 2005
Post Ballantyne	Charlotte, NC	319	2004	$116,771	$37,250,000

2005 YTD Total					$37,250,000

Weighted Average Cap Rate – Acquisitions – 2005					5.6	% (1)

Q1 2006
Post Barton Creek	Austin, TX	160	1998	$166,875	$26,700,000
Post Park Mesa	Austin, TX	148	1992	$132,095	19,550,000

2006 YTD Total					$46,250,000

Weighted Average Cap Rate – Acquisitions – 2006					4.5	% (2)

Dispositions

Q2 2005
Post American Beauty Mill™	Dallas, TX	80	1998	$63,125
Post Bennie Dillon™	Nashville, TN	86	1999	$119,767
Post Corners®	Atlanta, GA	460	1986	$63,696
Post Walk®	Atlanta, GA	476	1984-1987	$88,445
Post White Rock®	Dallas, TX	207	1988	$59,420	$99,050,000

Q3 2005
Post Village®	Atlanta, GA	1,738	1983-1988	$76,237	$132,500,000

2005 YTD Total					$231,550,000

Weighted Average Cap Rate – Dispositions – 2005					5.9	% (3)

(1)	Based on projected first twelve-month net operating income after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2 million relating to closing costs, reimbursement of a fee to terminate a loan commitment that the seller had previously entered into in connection with the community and other amounts it plans to spend to improve the community for total capitalized costs of approximately $39.3 million.

(2)	Based on projected first twelve-month net operating income after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $1.2 million to improve these communities for total capitalized costs of approximately $47.5 million.

(3)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

Post Properties, Inc.
Capitalized Costs Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development and construction of new apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of communities.
The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development and construction. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.
A summary of community development improvements and other capitalized expenditures for the three and six months ended June 30, 2006 and 2005 is detailed below.

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Development and acquisition expenditures	$43,525	$78,410	$144,606	$93,397
Periodically recurring capital expenditures
Community rehabilitations and other revenue generating improvements (1)	1,972	—	2,837	—
Other community additions and improvements (2)	1,599	1,127	2,322	2,029
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (3)	3,860	2,864	5,914	4,822
Corporate additions and improvements	487	278	983	978

	$51,443	$82,679	$156,662	$101,226

Other Data
Capitalized interest	$2,306	$416	$4,138	$783

Capitalized development costs and fees (4)	$490	$316	$754	$566

(1)	Represents expenditures for major community rehabilitations and other unit upgrade costs that enhance the rental value of such units (see page 16).

(2)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.

(3)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.

(4)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Post Properties, Inc.
Investments in Unconsolidated Real Estate Entities
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company holds investments in three individual limited liability companies (the “Property LLCs”) with an institutional investor. Two of the Property LLCs own single apartment communities. The third Property LLC is converting its apartment community, originally containing 121 units, into for-sale condominiums. The Company holds a 35% equity interest in the Property LLCs.
The Company accounts for its investments in these Property LLCs using the equity method of accounting. The excess of the Company’s investment over its equity in the underlying net assets of the Property LLCs was approximately $5,810 at June 30, 2006. The excess investment related to Property LLCs holding apartment communities is being amortized as a reduction to earnings on a straight-line basis over the lives of the related assets. The excess investment of approximately $395 at June 30, 2006 related to the Property LLC holding the condominium conversion community will be recognized as additional cost of sales as the underlying condominiums are sold. The Company provides real estate services (development, construction and property management) to the Property LLCs for which it earns fees.
The operating results of the Company include its proportionate share of net income (loss) from the investments in the Property LLCs. A summary of financial information for the Property LLCs in the aggregate was as follows:

	June 30,	December 31,
Balance Sheet Data	2006	2005
Real estate assets, net of accumulated depreciation of $9,639 and $8,349, respectively	$94,908	$96,000
Assets held for sale, net (1)	11,606	17,715
Cash and other	2,734	1,770

Total assets	$109,248	$115,485

Mortgage notes payable	$66,998	$66,999
Mortgage notes payable to Company	—	5,967
Other liabilities	1,284	996

Total liabilities	68,282	73,962
Members’ equity	40,966	41,523

Total liabilities and members’ equity	$109,248	$115,485

Company’s equity investment	$20,185	$20,647

(1)	Includes one community, originally containing 121 units, being converted into condominiums through a taxable REIT subsidiary.

	Three months ended		Six months ended
	June 30,		June 30,
Income Statement Data	2006	2005	2006	2005
Revenue
Rental	$2,859	$2,721	$5,648	$5,361
Other property revenues	244	230	478	415

Total revenues	3,103	2,951	6,126	5,776

Expenses
Property operating and maintenance	928	889	1,913	1,799
Depreciation and amortization	661	655	1,320	1,308
Interest	688	688	1,376	1,376

Total expenses	2,277	2,232	4,609	4,483

Income from continuing operations	826	719	1,517	1,293

Discontinued Operations
Gain (loss) from discontinued operations	(120)	16	(283)	(96)
Gains on sales of real estate assets, net.	502	860	899	855
Loss on early extinguishment of debt	—	—	—	(273)

Income from discontinued operations	382	876	616	486

Net income	$1,208	$1,595	$2,133	$1,779

Company’s share of net income	$411	$553	$724	$701

For the periods presented, gains on sales of real estate assets represent net gains from condominium sales at the condominium conversion community held by one of the Property LLCs. A summary of revenues and costs and expenses of condominium activities for the three and six months ended June 30, 2006 and 2005 was as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Condominium revenues	$5,138	$4,422	$9,224	$4,422
Condominium costs and expenses	(4,636)	(3,562)	(8,325)	(3,567)

Gains on condominium sales, net	$502	$860	$899	$855

At June 30, 2006, mortgage notes payable include a $49,998 mortgage note that bears interest at 4.13%, requires monthly interest payments and annual principal payments of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008. The additional mortgage note payable totaling $17,000 bears interest at a rate of 4.04% and matures in 2008.
In 2005, one of the Property LLCs elected to convert its apartment community into for-sale condominiums. As a result of its decision to sell the community through the condominium conversion process, the Property LLC prepaid its third party mortgage note payable of $16,392 through secured borrowings from the Company. The Property LLC incurred debt prepayment costs and expenses associated with the write-off of unamortized deferred financing costs totaling $273 in March 2005. The mortgage note payable to the Company had a fixed rate component ($16,392) bearing interest at 4.28% and a variable rate component bearing interest at LIBOR at 1.90%. In the three months ended June 30, 2006, the mortgage note payable was retired from the proceeds of condominium sales.

Post Properties, Inc.
Net Asset Value Supplemental Information
(Dollars in thousands, except per share or unit data)
(Unaudited)
This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure that the Company makes internally to calculate Net Asset Value (“NAV”). In addition, the Company believes that investors and analysts use similar measures in estimating the Company’s NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below. In the information below, the Company presents Net Operating Income for the quarter ended June 30, 2006 for properties stabilized by the beginning of the quarter ended June 30, 2006 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by the beginning of the quarter ended June 30, 2006 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares. The Company believes it is important to provide these measures to allow investors to easily develop their own calculations of NAV. The Company also believes that internal and external NAV estimates are a useful benchmark of the value of the Company’s assets over time and provide a useful measure for analyzing the Company’s trading price on the New York Stock Exchange.
Financial Data
(In thousands)

	Three months ended			As
	June 30, 2006	Adjustments		Adjusted
Income Statement Data
Rental revenues	$71,607	$(379	) (1)	$71,228
Other property revenues	4,604	31	(1)	4,635

Total rental and other revenues (A)	76,211	(348)		75,863
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	34,554	(5,651	) (1)	28,903

Property net operating income (Table 1) (A-B)	$41,657	$5,303	(2)	$46,960

Apartment units represented	22,057	(866	) (3)	21,191

	As of			As
	June 30, 2006	Adjustments		Adjusted
Other Asset Data
Cash & equivalents	$10,543	$—		$10,543
Construction in progress, at cost (4)	83,818	—		83,818
Land held for future development	113,146	—		113,146
For-sale condominiums and assets held for sale	122,498	(83,461	) (5)	39,037
Other assets (6)	42,690	—		42,690
Cash and other assets of unconsolidated real estate entities	2,734	(1,777	) (7)	957

	$375,429	$(85,238)		$290,191

Other Liability Data
Tax-exempt debt	$28,495	$—		$28,495
Other notes payable	1,026,309	—		1,026,309
Other liabilities (8)	110,930	(1,870	) (8)	109,060
Total liabilities of unconsolidated real estate entities (9)	68,282	(44,383	) (9)	23,899

	$1,234,016	$(46,253)		$1,187,763

Other Data
Liquidation value of preferred shares	95,000	—		95,000
Common shares outstanding	43,205	—		43,205
Common units outstanding	714	—		714

(1)	The adjustments include additions for the Company’s 35% share of rental revenues ($1,001) and other property revenues ($85) and property operating and maintenance expenses (excluding depreciation and amortization) ($325) from Post Biltmore™ and Post Massachusetts Avenue™ (properties accounted for on the equity method of accounting). The adjustments include additions for rental revenues ($1,932) and other revenues ($252) and property operating and maintenance expenses ($694) from Post Uptown Square™, a community classified as held for sale and included in discontinued operations. In addition, the adjustments reflect a reduction of rental revenues ($709) and other revenues ($21) and property and operating maintenance expenses (excluding depreciation and amortization) ($460) generated by the Harbour Place City Homes™ and RISE™ units being converted to condominiums. Also, the adjustments reflect a reduction of rental revenues ($2,603) and other revenues ($285) and property operating and maintenance expenses (excluding depreciation and amortization) ($2,243) relating to the Company’s corporate apartment business. Lastly, the adjustment to operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($3,658) and the impact of straight-lining long-term ground lease expense ($309).

(2)	Property NOI, as adjusted, includes net operating income of Post Chastain® and Post Worthington™ which were being rehabilitated during the three months ended June 30, 2006. See page 16 for further information regarding rehabilitation activities and net operating income for these properties for the three months ended June 30, 2006.

(3)	The adjustment reflects a reduction for 512 units currently under construction at Post Carlyle™ and Post Alexander™, a reduction for 65% of the 545 units held in Post Biltmore™ and Post Massachusetts Avenue™ (two unconsolidated entities) (a 354 unit reduction) to adjust the units held in unconsolidated entities to the Company’s 35% share of the units.

(4)	The “As of June 30, 2006” amount represents the construction in progress balance per the Company’s balance sheet.

(5)	The adjustment reflects a reduction for the depreciated book value of Post Uptown Square™, a community classified as held for sale and included in discontinued operations and an increase for its 35% share of the book value of its unconsolidated condominium conversion asset (Post Peachtree™). The “As Adjusted” amount represents the book value of its wholly-owned condo conversion assets (588™, Harbour Place City Homes™ and RISE™) and its 35% share of the book value of its unconsolidated condominium conversion asset (Post Peachtree™).

(6)	These amounts consist of restricted cash and other assets, per the Company’s balance sheet.

(7)	The “As of June 30, 2006” amount represents cash and other assets of unconsolidated entities. The adjustment includes a reduction for the venture partners’ 65% share of cash and other assets ($1,777) of unconsolidated entities. The “As Adjusted” amount represents the Company’s 35% share of the cash and other assets of unconsolidated entities.

(8)	The “As of June 30, 2006” amount consists of the sum of accrued interest payable, dividends and distributions payable, minority interests of consolidated real estate entities, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense.

(9)	The “As of June 30, 2006” amount represents total liabilities of unconsolidated entities. The adjustment represents a reduction for the venture partner’s 65% share of liabilities of unconsolidated entities. The “As Adjusted” amount represents the Company’s 35% share of liabilities of unconsolidated entities.
Computation of Implied Portfolio Capitalization Rate
(In thousands)

	Three months ended
Calculation of Adjusted Property Net Operating Income	June 30, 2006
Total rental and other revenues	$75,863	(a)
Property operating & maintenance expenses (excluding depreciation and amortization)	(28,903	) (a)

Property net operating income	46,960
Adjustments to property net operating income
Assumed property management fee (calculated at 3% of revenues)	(2,276)
Assumed property capital expenditure reserve ($300 per unit per year based on 21,191 units)	(1,589)

Property net operating income, adjusted for assumed management fee and assumed capital expenditures	$43,095

Property net operating income, adjusted for assumed management fee and assumed capital expenditures (annualized) (A)	$172,380

	As of
Calculation of Implied Market Value of Company Gross Real Estate Assets	June 30, 2006
Implied market value of common shares and units	$1,991,287	(b)
Other assets, as adjusted	(290,191	) (a)
Other liabilities, as adjusted	1,187,763	(a)
Preferred stock, at liquidation value	95,000	(a)

Implied market value of Company gross real estate assets (B)	$2,983,859

Implied Portfolio Capitalization Rate, based on Company’s stock price as of June 30, 2006 (A÷B)	5.8%

(a)	Represents amounts in the “as adjusted” column from the Financial Data table reflected above.

(b)	Calculated as follows:

Common shares and units outstanding at June 30, 2006	43,919
Per share market value of common stock at June 30, 2006	$45.34

Implied market value of common shares and units at June 30, 2006	$1,991,287

Post Properties, Inc.
Non-GAAP Financial Measures and Other Defined Terms
(Dollars in thousands, except per share or unit data)
(Unaudited)
Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms
The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures, FFO and AFFO excluding certain accounting charges and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.
Funds from Operations — The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.
Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.
Adjusted Funds From Operations — The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.
Property Net Operating Income — The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures — The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “annually recurring capital expenditures” and “periodically recurring capital expenditures.”
FFO and AFFO Excluding Certain Charges — The Company uses FFO and AFFO excluding certain items and charges, such as losses on early extinguishment of debt associated with asset sales and gains on the sale of technology investment as operating measures. The Company reports FFO and AFFO excluding certain items and charges as alternative financial measures of core operating performance. The Company believes FFO and AFFO before certain items and charges are informative measures for comparing operating performance between periods and for comparing operating performance to other companies that have not incurred such items and charges. The Company further believes that the losses recorded in 2005 for the early extinguishment of debt and the gains on sale of the technology investment recorded in 2005 were not necessarily repetitive in nature and that it is therefore meaningful to compare operating performance using alternative, non-GAAP measures. In addition to the foregoing, the Company believes the investment and analyst communities desire to understand the meaningful components of the Company’s performance and that these non-GAAP measures assist in providing such supplemental measures. The Company believes that the most directly comparable GAAP financial measures to each of FFO and AFFO, excluding certain items and charges, is the line on the Company’s consolidated statements of operations entitled “net income available to common shareholders.”
Debt Statistics and Debt Ratios — The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.
Average Economic Occupancy — The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures
Table 1
Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income
(Dollars in thousands)
(Unaudited)

	Three months ended			Six months ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2006	2005	2006	2006	2005
Total same store NOI	$40,064	$37,692	$39,043	$79,107	$74,125
Property NOI from other operating segments	1,593	538	1,007	2,600	928

Consolidated property NOI	41,657	38,230	40,050	81,707	75,053
Add (subtract):
Other revenues	85	61	65	151	132
Interest income	118	189	120	238	354
Minority interest in consolidated property partnerships	(63)	64	(29)	(92)	178
Depreciation	(17,031)	(18,247)	(16,675)	(33,706)	(36,612)
Interest expense	(13,560)	(14,612)	(13,706)	(27,266)	(29,609)
Amortization of deferred financing costs	(834)	(1,029)	(935)	(1,769)	(2,717)
General and administrative	(4,632)	(4,558)	(4,426)	(9,058)	(8,949)
Investment, development and other expenses	(1,617)	(984)	(1,550)	(3,168)	(2,404)
Gains (losses) on sales of condominiums, net	8,569	(160)	(158)	8,411	(269)
Equity in income of unconsolidated entities	411	553	312	724	701
Other income	270	—	1,424	1,694	5,267
Minority interest of common unitholders	(247)	138	(63)	(310)	154

Income (loss) from continuing operations	13,126	(355)	4,429	17,556	1,279
Income from discontinued operations	857	58,798	372	1,229	61,842

Net income	$13,983	$58,443	$4,801	$18,785	$63,121

Table 2
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Three months ended,					2Q ’06
	June 30,	June 30,	March 31,	2Q ‘06	1Q ‘06	% Same
	2006	2005	2006	% change	% change	Store NOI
Rental and other revenues
Atlanta	$27,888	$26,940	$27,233	3.5%	2.4%
Dallas	11,135	10,579	10,827	5.3%	2.8%
Tampa	6,897	6,294	6,816	9.6%	1.2%
Washington, DC	8,379	7,859	8,109	6.6%	3.3%
Charlotte	3,572	3,313	3,459	7.8%	3.3%
Houston	2,706	2,379	2,658	13.7%	1.8%
New York	3,328	3,030	3,246	9.8%	2.5%
Orlando	988	890	991	11.0%	(0.3)%

Total rental and other revenues	64,893	61,284	63,339	5.9%	2.5%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	10,726	10,004	10,169	7.2%	5.5%
Dallas	4,993	4,680	4,924	6.7%	1.4%
Tampa	2,543	2,539	2,511	0.2%	1.3%
Washington, DC	2,792	2,724	2,782	2.5%	0.4%
Charlotte	1,182	1,042	1,088	13.4%	8.6%
Houston	1,314	1,319	1,286	(0.4)%	2.2%
New York	887	916	1,130	(3.2)%	(21.5)%
Orlando	392	368	406	6.5%	(3.4)%

Total	24,829	23,592	24,296	5.2%	2.2%

Net operating income
Atlanta	17,162	16,936	17,064	1.3%	0.6%	42.8%
Dallas	6,142	5,899	5,903	4.1%	4.0%	15.3%
Tampa	4,354	3,755	4,305	16.0%	1.1%	10.9%
Washington, DC	5,587	5,135	5,327	8.8%	4.9%	13.9%
Charlotte	2,390	2,271	2,371	5.2%	0.8%	6.0%
Houston	1,392	1,060	1,372	31.3%	1.5%	3.5%
New York	2,441	2,114	2,116	15.5%	15.4%	6.1%
Orlando	596	522	585	14.2%	1.9%	1.5%

Total same store NOI	$40,064	$37,692	$39,043	6.3%	2.6%	100.0%

Table 2 (con’t)
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Six months ended,
	June 30,	June 30,
	2006	2005	% change
Rental and other revenues
Atlanta	$55,122	$53,378	3.3%
Dallas	21,961	20,868	5.2%
Tampa	13,714	12,587	9.0%
Washington, DC	16,487	15,562	5.9%
Charlotte	7,031	6,481	8.5%
Houston	5,365	4,820	11.3%
New York	6,574	5,996	9.6%
Orlando	1,979	1,792	10.4%

Total rental and other revenues	128,233	121,484	5.6%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	20,895	20,033	4.3%
Dallas	9,918	9,395	5.6%
Tampa	5,054	5,069	(0.3)%
Washington, DC	5,574	5,499	1.4%
Charlotte	2,270	2,106	7.8%
Houston	2,600	2,588	0.5%
New York	2,017	1,878	7.4%
Orlando	798	791	0.9%

Total	49,126	47,359	3.7%

Net operating income
Atlanta	34,227	33,345	2.6%
Dallas	12,043	11,473	5.0%
Tampa	8,660	7,518	15.2%
Washington, DC	10,913	10,063	8.4%
Charlotte	4,761	4,375	8.8%
Houston	2,765	2,232	23.9%
New York	4,557	4,118	10.7%
Orlando	1,181	1,001	18.0%

Total same store NOI	$79,107	$74,125	6.7%

Table 3
Reconciliation of Segment Cash Flow Data to Statements of Cash Flows
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Annually recurring capital expenditures by operating segment
Same store	$3,368	$2,235	$5,323	$3,724
Construction and lease-up	286	148	353	271
Condominium conversion communities	—	30	—	53
Acquired	56	15	59	15
Other segments	150	436	179	759

Total annually recurring capital expenditures per statements of cash flows	$3,860	$2,864	$5,914	$4,822

Periodically recurring capital expenditures by operating segment
Same store	$859	$605	$1,272	$1,086
Construction and lease-up	196	123	212	237
Condominium conversion communities	—	11	—	36
Acquired	3	5	8	5
Other segments	541	383	830	665

Total periodically recurring capital expenditures per statements of cash flows	$1,599	$1,127	$2,322	$2,029

Table 4
Computation of Interest and Fixed Charge Coverage Ratios
(Dollars in thousands)

	Six months ended
	June 30,
	2006		2005
Income from continuing operations	$17,556		$1,279

Minority interest of common unitholders	310		(154)
Other income	(1,694)		(5,267)
Losses (gains) on sales of condominiums, net	(8,411)		269
Gains on sales of real estate assets – unconsolidated entities	(73)		(201)
Depreciation expense	33,706		36,612
Depreciation (company share) of assets held in unconsolidated entities	451		521
Interest expense	27,266		29,609
Interest expense (company share) of assets held in unconsolidated entities	505		610
Amortization of deferred financing costs	1,769		2,717

Income available for debt service (A)	$71,385		$65,995

Interest expense	$27,266		$29,609
Interest expense (company share) of assets held in unconsolidated entities	505		610

Interest expense for purposes of computation (B)	27,771		30,219
Dividends and distributions to preferred shareholders and unitholders	3,819		3,819

Fixed charges for purposes of computation (C)	$31,590		$34,038

Interest coverage ratio (A÷B)	2.6	x	2.2	x

Fixed charge coverage ratio (A÷C)	2.3	x	1.9	x

Table 5
Computation of Debt Ratios
(In thousands)

	As of June 30,
	2006	2005
Total real estate assets per balance sheet	$2,004,156	$1,971,453
Plus:
Company share of real estate assets held in unconsolidated entities	37,280	42,390
Company share of accumulated depreciation – assets held in unconsolidated entities	3,374	2,473
Accumulated depreciation per balance sheet	532,340	489,812
Accumulated depreciation on assets held for sale	18,109	46,506

Total undepreciated real estate assets (A)	$2,595,259	$2,552,634

Total debt per balance sheet	$1,054,804	$1,111,936
Plus:
Company share of third party debt held in unconsolidated entities	23,449	23,450
Less:
Joint venture partners’ share of mortgage debt of the company	—	(8,880)

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,078,253	$1,126,506

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	41.5%	44.1%

Total debt per balance sheet	$1,054,804	$1,111,936
Plus:
Company share of third party debt held in unconsolidated entities	23,449	23,450
Preferred shares at liquidation value	95,000	95,000
Less:
Joint venture partners’ share of mortgage debt of the company	—	(8,880)

Total debt and preferred equity (adjusted for joint venture partner’s share of debt) (C)	$1,173,253	$1,221,506

Total debt and preferred equity as a % of undepreciated assets (adjusted for joint venture partners’ share of debt) (C÷A)	45.2%	47.9%

Table 6
Calculation of Company Undepreciated Book Value Per Share
(In thousands)

June 30,
2006
Total shareholders’ equity, per balance sheet	$912,003
Plus:
Accumulated depreciation, per balance sheet	532,340
Accumulated depreciation held for sale assets, per balance sheet	18,109
Minority interest of common unitholders in Operating Partnership, per balance sheet	13,587
Less:
Deferred charges, net, per balance sheet	(13,750)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,367,289

Total common shares and units (B)	43,919

Company undepreciated book value per share (A÷B)	$31.13